Exhibit 10.1

LEASE TERMINATION AGREEMENT

This LEASE TERMINATION AGREEMENT (“Agreement”) is made and entered into as of April 7, 2026 by and between EDGEWATER CORPORATE PARK, LLC, a Utah limited liability company (“Landlord”), and CLEARONE, INC., a Delaware corporation, (“Tenant”), each herein a “Party” or collectively “Parties”.

RECITALS

A.        Landlord and Tenant are Parties to an Office Lease (the “Original Lease”) dated June 5, 2006 for space in the Edgewater Corporate Park building (“Building”) at 5225 Wiley Post Way, Salt Lake City, Utah (referred to hereafter as the “Premises”).

B.         Landlord and Tenant amended the Original Lease with a First Amendment to Office Lease dated June 4, 2010 (“First Amendment”) reducing the space of the Premises under the Original Lease.

C.         Landlord and Tenant further amended the Original Lease with a Second Amendment to Office Lease dated May 9, 2014 (“Second Amendment”) extending the Term of the Lease to May 31, 2019.

D.        Landlord and Tenant further amended the Original Lease with a Third Amendment to Office Lease dated June 28, 2018 (“Third Amendment”) reducing the space of the Premises under the Lease and extending the Term of the Lease to March 31, 2024, and with options to further extend the Term and obtain additional space.

E.        Landlord and Tenant further amended the Original Lease with a Fourth Amendment to Lease Agreement dated January 6, 2023 (“Fourth Amendment”) reducing the space of the Premises under the Lease, extending the Term of the Lease to April 30, 2028, and deleting the options to extend the Term and obtain additional space.

F.         Landlord and Tenant entered into Fifth and Sixth Amendments to the Lease for month-to-month tenancy for temporary space in the Building. The month-to-month terms of the Fifth and Sixth amendments expired and all amounts due to Landlord on the month-to-month Fifth and Sixth amendments have been paid.

G.        Collectively, the Original Lease, the First Amendment, Second Amendment, the Third Amendment, and the Fourth Amendment are herein collectively referred to as the “Lease”.

H.        Tenant permanently vacated the Premises on or about December 17, 2025 even though the Lease Term expires on April 30, 2028.

I.          Base Rent and Additional Rent obligations remain to be paid under the Lease for the months of March 2026 through Apil 2028 in the amount of $376,359.15 and restoration charges of $53,240.

J.         Tenant acknowledges vacating the Premises and Tenant desires to no longer have any occupancy of the Premises under the Lease, to terminate the Lease, and to pay a settlement amount for its future Base Rent and Additional Rent (collectively, the “Rent”) obligations and Premises and Building restoration charges due to Landlord under the Lease.

K.        Landlord is willing to accept the Lease termination and settlement payment request of the Tenant upon the terms and conditions in this Agreement.

   NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto intending to be legally bound, agree as follows:

1.  TERMINATION.

A.        Termination of Possession. Landlord and Tenant acknowledge and agree that Tenant has permanently vacated the Premises and Tenant has surrendered possession of the Premises to Landlord. Tenant and Landlord agree that upon payment and performance under this Agreement, Tenant’s Term for the Lease will expire and terminate as of March 31, 2026.

B.        Termination Settlement Payment. The Tenant agrees to pay to Landlord a compromised amount agreed to be due and payable for future Rent obligations and restoration charges due under the Lease for the Term ending April 30, 2028 in the amount of Three Hundred Thousand Dollars $300,000) (“Settlement Payment”), subject to any additional amounts provided herein. The Settlement Payment shall be paid to Landlord by wire transfer to Landlord on or before April 9, 2026.

C.        Tenant Abandonment of Furniture, Fixtures, and Equipment. Tenant acknowledges that when it vacated the Premises, it has left some furniture, trade fixtures, wiring, equipment, and other Tenant Improvements (“FFE”) in the Premises and in the Server Room. Tenant acknowledges and agrees that all the FFE in the Premises as of the date of this Agreement is hereby conveyed and transferred to the Landlord as additional consideration for the Settlement Payment and that Tenant is not entitled to any credit on the Settlement Payment amount for such FFE.

D.        No Security Deposit. Landlord and Tenant acknowledge and agree that no security deposit was made by Tenant for the Lease and therefore the Landlord has no security deposit refund owing to Tenant.

E.        Conditions To Effectiveness of this Agreement. This Agreement and the releases and termination provided herein shall be effective upon (i) full execution of this Agreement by Landlord and Tenant, and (ii) payment in full to Landlord of the Settlement Payment payments and any other performances due under this Agreement.

F.         Release of Interest. Except as set forth herein, upon Landlord’s timely receipt of the Settlement Payment, all of Tenant’s right, title, and interest in the Premises shall be automatically surrendered, quitclaimed and transferred to Landlord, without further act of Tenant or Landlord, and free and clear of all claims, security interests, and encumbrances created by or through Tenant or its assigns.

G.          Tenant Personal Property Tax. Tenant shall remain liable for all taxes arising in connection with any personal property in the Premises including that personal property abandoned upon Tenant’s vacating the Premises.

2.  REPRESENTATIONS AND WARRANTIES.

           A        Authorization/Reasonably Equivalent Value: Tenant represents and warrants: (i) that Tenant was not acting under any misapprehension as to the effect of this Agreement, and acted freely and voluntarily and was not acting under any coercion or duress; (ii) that the execution of this Agreement was duly authorized by Tenant; and (iii) that Tenant believed and now believes that the consideration given by each Party for this Agreement represents reasonably equivalent value.

           B         Agreement Improves Tenant’s Financial Position: Tenant represents and warrants that the completion of this Agreement will enhance Tenant’s overall financial position and condition and that Tenant has proffered and requested this Agreement to improve its financial position.

           C       No Third Party Contacts. Tenant represents and warrants that it has not shown the Premises or given any information about the Premises to any potential tenant, subtenant, or broker and therefore no other person is entitled to any rights or commissions for the Lease or Premises or any assignment of the Lease or sublease. Tenant agrees to hold harmless and indemnify Landlord for any claims of any person for any rights, entitlements, or commissions for the Lease or the Premises.

3.  MUTAL RELEASES

        A.        Landlord’s Unconditional Release of Tenant. Effective upon Landlord’s receipt of the full amount of payments and performance of all terms and conditions of this Agreement, Landlord, for itself and on behalf of all persons or parties claiming by, through or under it, including any successors, heirs and/or assigns, forever releases and discharges Tenant from any and all further rights, claims, liabilities, and demands of every kind and character, whether in law or in equity, known or unknown, suspected or unsuspected, fixed or contingent, arising from the Lease and this Agreement.

        B.        Tenant’s Unconditional Release of Landlord. Effective upon the fulfillment of all conditions to the effectiveness of this Agreement herein, Tenant, for itself and on behalf of all persons or parties claiming by, through or under it, including any successors, heirs and/or assigns, forever releases and discharges Landlord from any and all rights, claims, liabilities and demands of every kind and character, whether in law or in equity, known or unknown, suspected or unsuspected, fixed or contingent, in any way related to or arising from the Lease and this Agreement. Not by way of limitation of the foregoing, Tenant represents that Landlord has not failed to perform, and is not in any respect in default or otherwise liable in the performance of, any of its obligations under the Lease, nor in connection with the negotiation and execution of the Lease, the administration of the Lease, and the leasing, operations, or management of the Building.

4.  GENERAL

       A.      Counterparts. If this Agreement is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment. In any action or proceeding, any photographic, photostatic, or other copy of this Agreement may be introduced into evidence without foundation. The Parties agree to accept a digital image (including but not limited to an image in the form of a PDF or other e-signature) of this Agreement, if applicable, reflecting the execution of one or both of the Parties, as a true and correct original.

      B.      Defined Terms. All capitalized terms in this Agreement which are not defined in this Agreement shall have the same meaning in this Agreement as in the Lease.

      C.       Attorneys' Fees. In the event that either Party is required to enforce the terms of this Agreement in a court of appropriate jurisdiction, then the prevailing Party shall be entitled to the recovery of attorney's fees and court costs.

      D.     Nondisclosure of Agreement Terms. Landlord and Tenant acknowledge that the contents of this Agreement, and any related documents are confidential information. Except to the extent disclosure is required by law, Landlord and Tenant shall each keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than to its respective financial, and legal consultants, provided, however, that Tenant may disclose the terms pursuant to any applicable legal requirements.

      E .      Incorporation of Recitals. The above Recitals are true, accurate and correct and are a substantive part of and incorporated into this Agreement.

      F.        Time of Essence. Time is of the essence of each term, covenant, condition and obligation of this Agreement.

      G.       Entire Agreement. This Agreement constitutes the entire agreement between Landlord and Tenant for the subject matter hereof and may not be modified or amended except by written agreement between Landlord and Tenant. This Agreement may not be contradicted by evidence of any alleged oral agreement.

       H.      Binding Effect. Once effective, this Agreement shall be binding upon and inure to the benefit of each of Landlord and Tenant and their respective assigns and successors in interest.

        I.      Governing Law; Jurisdiction; Jury Waiver. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah without regard to conflict of laws principles thereof. All matters or disputes relating to or arising out of this Agreement shall be heard exclusively in the state and federal courts in Salt Lake County, Utah and such courts shall have the exclusive and mandatory jurisdiction and venue. Tenant hereby waives all rights to a trial by jury.

       J.       Default. If Tenant defaults in the payment of any of payments and performance obligations of this Agreement, time being the essence hereof, or in any other term or condition of this Agreement, then, notwithstanding anything to the contrary in this Agreement, the entire unpaid balance of unpaid amounts due and owing under this Agreement and the Lease, shall, at the election of the Landlord and without notice of such election, become immediately due and payable in full. Upon any default under this Agreement Landlord may exercise any and all rights available in law or in equity.

       K.      Waiver. A waiver by either party or the failure of any party to take action for any breach of any term, covenant or condition of this Agreement shall not be deemed to be a waiver of such term, covenant or condition or subsequent breach of the same or any other term, covenant or condition of this Agreement.

       L .      No Third Party Beneficiary. This Agreement is made for the sole and exclusive benefit of the Landlord and Tenant and is not intended to benefit any third party, and no third party may claim any right or benefit or seek to enforce any provision of this Agreement.

       M.      Authority. Each Party signing below represents and warrants to the other Party that such Party is duly authorize to enter into this Agreement on behalf of such Party, and the person executing this Agreement on behalf of such Party has been duly authorized to execute and deliver this Agreement.

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Landlord and Tenant have executed this Agreement as of the day and year first written above

TENANT:
CLEARONE, INC.,
a Delaware corporation
By:
Name:
Title:
Address:

LANDLORD
EDGEWATER CORPORATE PARK, LLC, a Utah limited Liability company
By:
Name:
Title:
Address: